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Exhibit 5.1

March 31, 2026

Bitcoin Depot Inc.

8601 Dunwoody Place

Sandy Springs, GA 30350

Ladies and Gentlemen:

We have acted as counsel for Bitcoin Depot Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation of the Registration Statement on Form S-1 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”), of the offer and sale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to 651,786 shares (the “Securities”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”).

We have also participated in the preparation of a Prospectus relating to the Securities (the “Prospectus”), which is contained in the Registration Statement to which this opinion is an exhibit.

In connection with the opinions expressed herein, we have examined, among other things, (i) the Second Amended and Restated Certificate of Incorporation of the Company, as amended from time to time, (ii) the Amended and Restated Bylaws of the Company, (iii) the resolutions adopted by the Board of Directors of the Company relating to the Registration Statement and related matters, (iv) the Registration Statement, (v) the Prospectus, and (vi) such other certificates, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein. In addition, we have reviewed such questions of law as we considered appropriate.

In connection with this opinion, we have assumed that (i) all information contained in all documents we reviewed is true, correct and complete, (ii) all signatures on all documents we reviewed are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) all persons executing and delivering the documents we examined were competent to execute and deliver such documents, (vi) the Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and a prospectus supplement to the Prospectus, (vii) the Registration Statement, and any post-effective amendments thereto, will be effective and comply with all applicable laws, (viii) one or more prospectus supplements to the Prospectus will have been prepared and filed with the Commission describing the Securities offered thereby, and (ix) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Securities proposed to be sold by the Selling Stockholders are validly issued, fully paid and non-assessable.

The opinions expressed herein are limited in all respects to the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

Vinson & Elkins LLP Attorneys at Law Austin Dallas Denver Dubai Dublin Houston London Los Angeles New York Richmond San Francisco Tokyo Washington	2001 Ross Ave., Suite 3900 Dallas, TX 75201 Tel +1.214.220.7700 Fax +1.214.220.7716 velaw.com

March 31, 2026 Page 2

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

The opinions expressed herein are given as of the date hereof and we undertake no obligations to supplement this opinion if any applicable law changes after such date or if we become aware of any facts that might change the opinions expressed herein after such date or for any other reason.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

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